Exhibit 99.1

Media Relations	Investor Relations

Sie Soheili sie.soheili@capitalone.com Danielle Bereznak dshechtman@brex.com	Danielle Dietz danielle.dietz@capitalone.com

Capital One to Acquire Brex

MCLEAN, VA, and SAN FRANCISCO, CA — January 22, 2026 — Capital One Financial Corporation (NYSE: COF) today announced that it has entered into a definitive agreement to acquire Brex, in a combination of stock and cash transaction valued at $5.15 billion.

Brex is a modern, AI-native software platform offering intelligent finance solutions that make it easy for businesses to issue corporate cards, automate expense management and make secure, real-time payments. The company also leverages AI agents to help customers automate complex workflows to reduce manual review and control spend.

”Since our founding, we set out to build a payments company at the frontier of the technology revolution,” said Richard D. Fairbank, Founder, Chairman, and Chief Executive Officer of Capital One. “Acquiring Brex accelerates this journey, especially in the business payments marketplace.”

“Brex invented the integrated combination of corporate credit cards, spend management software and banking together in a single platform. They have taken the rarest of journeys for a fintech, building a vertically integrated platform from the bottom of the tech stack to the top,” added Fairbank.

“We started Brex in 2017 as a category creator – bringing together financial services and software into one AI-native platform,” said Pedro Franceschi, Founder and CEO of Brex. “Now we get to supercharge our next chapter in partnership with the team at Capital One. Together, we’ll maximize founder mode by combining Brex’s payments expertise and spend management software with Capital One’s massive scale, sophisticated underwriting, and compelling brand to accelerate growth and increase the speed at which we can offer better finance solutions to the millions of businesses in the U.S. mainstream economy.”

Upon completion of the transaction, Franceschi will continue to lead Brex as part of Capital One.

The transaction is expected to close in the middle of calendar year 2026, subject to the satisfaction of customary closing conditions. BofA Securities served as financial advisor and Wachtell, Lipton, Rosen & Katz served as legal advisor to Capital One, with Baker McKenzie providing counsel on certain foreign legal matters to Capital One. Centerview Partners LLC served as financial advisor and Wilson Sonsini, Simpson Thatcher and Skadden Arps served as legal advisors to Brex.

About Capital One

Capital One Financial Corporation (NYSE: COF) is a leading technology-based financial services company with $475.8 billion in deposits and $669.0 billion in total assets as of December 31, 2025. Headquartered in McLean, Virginia, the company operates as a premier global payments provider and diversified financial institution, delivering a broad suite of products and consumer lifestyle and shopping experiences through its Credit Card, Consumer Banking including its Global Payment Network, and Commercial Banking lines of business. As the only major U.S. bank to migrate entirely to the public cloud, Capital One leverages proprietary data and advanced analytics to democratize financial tools across its primary markets in the United States, Canada, and the United Kingdom.

For more information, visit capitalone.com, capitalone.com/about/newsroom/, and investor.capitalone.com.

About Brex

Brex is the intelligent finance platform that empowers growing companies to spend smarter and move faster – in more than 50 countries. By combining the world’s smartest corporate card with intuitive spend management software and banking, Brex enables founders and finance teams to accelerate operations, gain real-time visibility, and control spend effortlessly. Brex’s AI-powered automation and world-class service eliminate manual expense and accounting tasks for customers. Over 25,000 of the world’s best companies, from startups to enterprises, run their finances on Brex – including DoorDash, TikTok, Anthropic, Robinhood, Crowdstrike, Zoom, Plaid, Intel, SeatGeek and the Boston Celtics.

Forward-Looking Statements

Information in this communication, other than statements of historical facts, may constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may include, but are not limited to, statements related to the expected benefits of the transaction. Forward-looking statements often use words such as “will,” “anticipate,” “target,” “expect,” “think,” “estimate,” “intend,” “plan,” “goal,” “believe,” “forecast,” “outlook” or other words of similar meaning. Any forward-looking statements made by Capital One or on its behalf speak only as of the date they are made or as of the date indicated, and Capital One does not undertake any obligation to update forward-looking statements as a result of new information, future events or otherwise. Capital One cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information due to a number of factors. Such factors include, among others, risks relating to the transaction, including the risk that the benefits from the transaction may not be fully realized. Additional factors that could affect future results of Capital One can be found in Capital One’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, in each case filed with the SEC and available on the SEC’s website at http://www.sec.gov.

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